Exhibit 23.8

[Letterhead of DeGolyer and MacNaughton]

Consent of DeGolyer and MacNaughton

We consent to the reference to our firm under the caption “Experts” in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-188261) and related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees and to the incorporation by reference therein of our report dated February 27, 2014, included in its Annual Report on Form 20-F for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716

Dallas, Texas

April 10, 2014